Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

ARTHROCARE CORPORATION

ARTICLE I.

OFFICES.

SECTION l.  Principal Office.  The registered office of ArthroCare Corporation (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof shall be The CT Corporation System, Inc., or its representative.  The principal office of the Corporation shall be located at 1209 Orange Street, Wilmington, Delaware 19801.
SECTION 2.  Other Offices.  The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II.

SEAL.

The corporate seal shall be circular in form and shall contain the name of the Corporation and the words "Corporate Seal, Delaware."

ARTICLE III.

MEETINGS OF STOCKHOLDERS.

SECTION 1.  Place of Meeting.  Meetings of the stockholders for the election of directors shall be held at such place within or without the State of Delaware and at such hour of the day as the Board of Directors may fix.  Other meetings of stockholders shall be held at such places either within or without the State of Delaware and at such hour of the day as the Board of Directors may fix.  At least ten (10) days' notice must be given to stockholders entitled to vote thereat of any place so fixed for a meeting.

SECTION 2.  Annual Meetings.  An Annual Meeting of Stockholders shall be held for the election of directors on a date and at a time designated by the Board of Directors.  At the Annual Meeting, directors shall be elected by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote, and stockholders shall transact such other business as may properly be brought before the meeting.

SECTION 3.  Special Meetings.  Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President or by the directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority), and special meetings shall be called by the Chairman of the

Board, President or the Secretary whenever stockholders owning a majority of the capital stock issued, outstanding and entitled to vote so request in writing. Such request shall state the purpose or purposes of the proposed meeting.

SECTION 4.  Notice.  Written or printed notice of every meeting of stockholders, annual or special, stating the time and place thereof, and, if a special meeting, the purpose or purposes in general terms for which the meeting is called, shall be served upon or mailed to each stockholder entitled to vote thereat not less than ten (10) days before such meeting.

Notice of the time, place and/or purpose of any meeting of stockholders may be dispensed with if every stockholder, entitled to vote thereat, shall attend either in person or by proxy, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, or if every absent stockholder entitled to such notice shall in writing, filed with the records of the meeting, either before or after the holding thereof, waive such notice.

SECTION 5.  Quorum.  Except as otherwise provided by law or by the Certificate of Incorporation, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall be requisite and shall constitute a quorum.  If, however, such majority shall not be represented at any meeting of the stockholders regularly called, the holders of a majority of the shares present or represented and entitled to vote thereat shall have power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented.  At such adjourned meeting at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 6.  Votes.  Proxies.  At each meeting of stockholders, every stockholder shall have one vote for each share of capital stock entitled to vote which is registered in his name on the books of the Corporation on the date on which the transfer books were closed, if closed, or on the date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting.  At each such meeting every stockholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force.

SECTION 7.  Organization.  The Chairman of the Board, or in his absence the President, or in the absence of both, a Vice President, shall call meetings of the stockholders to order and shall act as chairman thereof.  The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders and, in his absence, the presiding officer may appoint a secretary.

SECTION 8.  Action of Stockholders Without a Meeting.  Except as limited by Delaware law, any action required by Delaware law to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all stockholders entitled to vote with respect to the subject matter thereof.  Upon filing with the officer of the Corporation having custody of its books and records, such consent shall have the same force and effect as a unanimous vote of the stockholders at a special meeting called for the purpose of considering the action authorized.

ARTICLE IV.

DIRECTORS.

SECTION 1.  Number.  The business and property of the Corporation shall be conducted and managed by a Board consisting of not less than three (3) nor more than ten (10) directors, none of whom need be a stockholder.  The Board may at any time by resolution increase or decrease the actual number of directors to not more than ten (10) or less than three (3), and the vacancies resulting from any such increase shall be filled as provided in Section 3 of this Article IV.

SECTION 2.  Term of Office.  Each director shall hold office until his successor is duly elected and qualified or until his earlier death or resignation, subject to the right of the stockholders at any time to remove any director or directors as provided in Section 4 of this Article IV.

SECTION 3.  Vacancies.  If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors in office, although less than a quorum, by a majority vote may fill the vacancies or newly created directorships, or any such vacancies or newly created directorships may be filled by the stockholders at any meeting.

SECTION 4.  Removal by Stockholders.  The holders of record of the capital stock of the Corporation entitled to vote for the election of directors may in their discretion at any meeting duly called for the purpose, by a majority vote, remove any director or directors and elect a new director or directors in place thereof.

SECTION 5.  Meetings.  Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or by the Chairman of the Board or the President and as may be specified in the notice or waiver of notice of any meeting.  Meetings may be held at any time upon the call of the Chairman of the Board, the President or of the Secretary or any two (2) of the directors in office by oral  or written notice, duly served or sent or mailed to each director not less than two (2) days before such meeting.  Meetings may be held at any time and place without notice if all the directors are present or if those not present shall, in writing or by telegram, before or after the meeting, waive notice thereof.  A regular meeting of the Board may be held without notice immediately following the annual meeting of stockholders at the place where such annual meeting is held. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

SECTION 6.  Quorum.  The presence of a majority of the directors in office shall constitute a quorum for the transaction of business; provided, however, that if a majority of the directors in office constitutes less than one-third of the total number of directors, then one-third of the total number of directors shall constitute a quorum.  If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 7.  Committees of the Board of Directors.  The Board of Directors by resolution adopted by a majority of the full Board of Directors may designate from among its members an executive committee and one or more other committees, each consisting of two or more directors.  Except as prohibited by law, each committee shall have the authority set forth in the resolution establishing such committee.

SECTION 8.  Participation by Conference Telephone.  Members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

SECTION 9.  Action by Directors Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or any action which may be taken at a meeting of a committee of directors may be taken without a meeting if a written consent thereto shall be signed by all the directors, or all the members of the committee, as the case may be, and if such written consent is filed with the minutes of the proceedings of the Board of Directors or the committee.  Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee.

ARTICLE V.

OFFICERS.

SECTION 1.  Officers.  The Board of Directors shall elect, as executive officers, a Chairman of the Board, a President, a Secretary and a Treasurer, and in their discretion, one or more Vice Presidents and one or more assistant officers.  Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, and each shall hold office until his successor shall have been duly elected and qualified, or until he shall have died or resigned or shall have been removed, in the manner provided herein.  The powers and duties of Secretary and Treasurer may be exercised and performed by the same person, and a Vice President may at the same time hold any other single office except that of Chairman of the Board or President.

SECTION 2.  Vacancies.  Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

SECTION 3.  Chairman of the Board.  The Chairman of the Board shall be a member of the Board of Directors and shall preside at its meetings and perform such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 4.  President.  The President shall be a member of the Board of Directors and shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 5.  Vice Presidents.  Each Vice President, if elected, shall have and exercise such powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

SECTION 6.  Secretary.  The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for that purpose; he shall see that all notices are duly given in accordance with the provisions of law and these by-laws; he shall be custodian of the records and of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when the seal is so affixed he may attest the same; he may sign, with the Chairman of the Board or the President, certificates of stock of the Corporation; and in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 7.  Assistant Secretaries.  The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

SECTION 8.  Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he may endorse for collection on behalf of the Corporation, checks, notes and other obligations; he may sign receipts and vouchers for payments made to the Corporation, individually or jointly with another person as the Board of Directors may authorize; he may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board; he may sign, with the Chairman of the Board or the President, certificates of stock of the Corporation; and in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 9.  Assistant Officers.  The Board of Directors may appoint such other assistant officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe.

SECTION 10.  Removal.  Any officer of the Corporation may be removed, with or without cause, by a majority vote of the Board of Directors at a meeting called for that purpose.

SECTION 11.  Bonds.  The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

ARTICLE VI.

CERTIFICATES OF STOCK.

SECTION 1.  Form and Execution of Certificates.  The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock, in such form as the Board of Directors may from time to time prescribe.  The certificates of stock of each class and series now authorized or which may hereafter be authorized by the Certificate of Incorporation shall be consecutively numbered and signed by the Chairman of the Board or the President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof.  Any of or all the signatures on any such certificate may be by a facsimile.  In case any officer or officers, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been placed upon, any such certificate or certificates shall cease to be such officer, officers, transfer agent or registrar whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been placed thereon had not ceased to be such officer, officers, transfer agent or registrar.

SECTION 2.  Transfer of Shares.  Subject to any applicable restrictions contained in the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation.

SECTION 3.  Dates of Record.  If deemed expedient, the Board of Directors may fix in advance a date for such length of time (not exceeding sixty (60) days) as the Board may determine, preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights or the date when any issuance, change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such issuance, change, conversion or exchange of capital stock, as the case may be, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as aforesaid.

SECTION 4.  Record Date if None Fixed.  If no record date is fixed, as provided in Section 3 of this Article VI, then the record date for any determination of stockholders which may be proper or required by law shall be the date on which notice is mailed, in the case of a stockholders' meeting; the date on which the Board of Directors adopts a resolution declaring a dividend, in the case of a payment of a dividend; and the date on which any other action, the consummation of which requires a determination of stockholders, is to be taken.

SECTION 5.  Lost or Destroyed Certificates.  In case of the loss or destruction of any certificate of stock, a new certificate may be issued upon the following conditions:

The owner of said certificate shall file with the Secretary of the Corporation an affidavit giving the facts in relation to the ownership, and in relation to the loss and destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit to be in such form and contain such statements as shall satisfy the Chairman of the Board or the Secretary that said certificate has been accidentally destroyed or lost, and that a new certificate ought to be issued in lieu thereof.  Upon such affidavit being so filed a new certificate for the same number of shares shall be issued to the owner of the certificate so lost or destroyed.

ARTICLE VII.

CHECKS, NOTES, ETC.

SECTION 1.  Execution of Checks, Notes, Etc.  All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

SECTION 2.  Execution of Contracts, Assignments, Etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the Chairman of the Board, the President, any Vice President, the Secretary, or the Treasurer, or by such other officers or agents, as shall be thereunto authorized from time to time by the Board of Directors.

SECTION 3.  Execution of Proxies.  The Chairman of the Board, the President, or a Vice President may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other companies standing in the name of the Corporation.  All such proxies shall be signed in the name of the Corporation by the Chairman of the Board, the President, a Vice President or the Secretary.

ARTICLE VIII.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

SECTION 1.  The Corporation shall, to the maximum extent and in the manner permitted by Delaware law, indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Corporation. For purposes of this Article VIII, a “director” or “officer” of the Corporation shall mean any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

SECTION 2.  The Corporation shall be required to indemnify a director or officer in connection with an action, suit or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the board of directors of the Corporation.

SECTION 3.  The Corporation shall pay the expenses (including attorneys’ fees) incurred by a director or officer of the Corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this Article VIII in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the Corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director of officer is not entitled to be indemnified under this Article VIII or otherwise.

SECTION 4.  The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation’s certificate of incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

SECTION 5.  Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX.

INDEMNIFICATION OF EMPLOYEES.

SECTION 1.  The Corporation shall have the power, to the maximum extent and in the manner permitted by Delaware law, to indemnify any person (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee of the Corporation. For purposes of this Article IX, an “employee” of the Corporation (other than a director or officer) shall mean any person (i) who is or was an employee of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee of another Corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee of a Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

SECTION 2.                                Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any employee of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE X.

NOTICE.

Any written notice required to be given under these by-laws may be given by electronic mail or otherwise in writing and shall be effective upon receipt. Whenever any notice is required to be given by law, or under the provisions of the Certificate of Incorporation, or of these by-laws, such notice may be waived, in writing, signed by the person or persons entitled to such notice, or by his attorney or attorneys thereunto authorized, whether before or after the event or action to which such notice relates.

ARTICLE XI.

DIVIDENDS.

Dividends on the shares of stock of the corporation may, subject to the provisions of the Certificate of Incorporation, be declared by the Board of Directors at any regular or special meeting, pursuant to Delaware law.  Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation.

ARTICLE XII.

INSPECTION OF BOOKS.

The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations, the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

ARTICLE XIII.

FISCAL YEAR.

The fiscal year of the Corporation shall end on December 31, and the Board of Directors may by resolution change such date for future fiscal years at any time or from time to time.

ARTICLE XIV.

AMENDMENTS.

These by-laws may be altered, amended or repealed and new by-laws adopted by the stockholders or by the Board of Directors by a majority vote at any meeting called for that purpose.

* * * * *